UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
THE BRINK’S COMPANY

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Brink’s Company
1801 Bayberry Court
P.O. Box 18100
Richmond, Virginia 23226-8100
ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MAY 8, 2020 at 10:00 a.m. LOCAL TIME
The following Notice of Change of Location (the “Notice”) relates to the Proxy Statement (the “Proxy Statement”) of The Brink’s Company (the “Company”), dated March 27, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Friday, May 8, 2020, at 10:00 a.m. Local Time. This Notice is being filed with the Securities and Exchange Commission as definitive additional soliciting materials and is being made available to shareholders on or about April 28, 2020. The Company also furnished a press release on April 28, 2020. Copies of the definitive additional soliciting materials and the press release can be found at http://investors.brinks.com/2020annualmeetingmaterials.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT

THE FOLLOWING NOTICE SHOULD BE READ IN CONJUNCTION WITH
THE PROXY STATEMENT.
NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, MAY 8, 2020 AT 10:00 A.M. LOCAL TIME
To the Shareholders of THE BRINK’S COMPANY
Due to the public health impact of the ongoing coronavirus (COVID-19) pandemic, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of The Brink’s Company (the “Company”) has been changed from its original location to the Company's U.S. headquarters at 555 Dividend Drive, Coppell, Texas. As previously announced, the Annual Meeting will still be held on, Friday, May 8, 2020 at 10:00 a.m. Local Time.
As described in the proxy materials (the “Proxy Materials”) for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder of record as of the close of business on March 2, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. The Annual Meeting agenda will be limited to the items of business set forth in the Proxy Materials and no business update will be provided at the Annual Meeting.
The health and safety of the Company's shareholders, employees and other stakeholders are the priority of the Company’s Board of Directors and management. Accordingly, the Company is encouraging all shareholders to access the meeting via a live telecast, rather than attend the meeting in person. Instructions for accessing the telecast are provided below and are available on the Company's website at www.investors/brinks.com.
Shareholders will not be able to vote through the telecast, nor participate actively. Therefore, the Company strongly encourages shareholders to complete and return the proxy card included with the Proxy Materials, or through their broker, bank or other nominee’s voting instruction form. Shareholders can also vote on the internet by following the instructions on their proxy card. You will not receive a new proxy card reflecting the change in location. The proxy card included with the Proxy Materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, you do not need to take any action unless you wish to change your vote.
Shareholders of record may still attend the Annual Meeting and revoke their proxy at any time before it is voted; however, the Company strongly encourages shareholders to consider safety first over attending the Annual Meeting in person. The procedure for the Annual Meeting has been developed in response to current circumstances and no decision has been made to follow this procedure in future years.
To participate on the telecast of the annual meeting, shareholders must pre-register at https://ems8.intellor.com?do=register&t=1&p=825592 to receive a dial-in number and a personalized access code. Participants should plan to call in at least five minutes prior to the start of the call.

By Order of the Board of Directors,
/s/ Douglas A. Pertz                    /s/ Michael J. Herling
Douglas A. Pertz                    Michael J. Herling
President and                         Chairman of the Board
Chief Executive Officer
April 28, 2020
###
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2020
The Company’s Proxy Statement for the 2020 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders and other related proxy materials are available at http://investors.brinks.com/2020annualmeetingmaterials.